UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

IOVANCE BIOTHERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

825 Industrial Road, Suite 400

San Carlos, California 94070

SUPPLEMENT TO PROXY STATEMENT

DATED MAY 17, 2024

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2024

This supplement (this “Supplement”), dated May 17, 2024, supplements the definitive proxy statement (the “Proxy Statement”) filed by Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on April 29, 2024 for the Company’s 2024 Annual Meeting of Stockholders to be held on June 11, 2024 (the “Annual Meeting”). This Supplement is being filed to clarify a possible ambiguity with regard to the voting standards and treatment of abstentions and broker non-votes.

Accordingly, the Proxy Statement is hereby revised as follows:

With respect to Proposal No. 4, page 4 of the Proxy Statement correctly discloses the voting standards and treatment of abstentions and broker non-votes for such proposal. Therefore, on page 68 of the Proxy Statement, the last paragraph under the heading “Vote Required for Approval” in Proposal No. 4 is revised to conform with the corresponding disclosure on page 4 of the Proxy Statement as follows:

Approval of the aforementioned amendment to the 2018 Plan by the stockholders of the Company will require the affirmative vote of a majority of the shares of common stock voted affirmatively or negatively (excluding abstentions and broker-non votes) present at the meeting and entitled to vote on the matter. Shares voted to abstain are not included in the number of shares present or represented and voting on this Proposal No. 4 and have the practical effect of reducing the number of affirmative votes required to achieve a majority for this Proposal No. 4 by reducing the total number of shares from which the majority is calculated. Shares subject to broker “non-votes” are considered to be not entitled to vote for this Proposal No. 4 and have the practical effect of reducing the number of affirmative votes required to achieve a majority for this Proposal No. 4 by reducing the total number of shares from which the majority is calculated.

With respect to Proposal No. 5, pages 4-5 of the Proxy Statement correctly disclose the voting standards and treatment of abstentions and broker non-votes for such proposal. Therefore, on page 73 of the Proxy Statement, the last paragraph under the heading “Vote Required for Approval” in Proposal No. 5 is revised to conform with the corresponding disclosure on pages 4-5 of the Proxy Statement as follows:

Approval of the aforementioned amendment to the 2020 ESPP by the stockholders of the Company will require the affirmative vote of a majority of the shares of common stock voted affirmatively or negatively (excluding abstentions and broker-non votes) present at the meeting and entitled to vote on the matter. Shares voted to abstain are not included in the number of shares present or represented and voting on this Proposal No. 5 and have the practical effect of reducing the number of affirmative votes required to achieve a majority for this Proposal No. 5 by reducing the total number of shares from which the majority is calculated. Shares subject to broker “non-votes” are considered to be not entitled to vote for this Proposal No. 5 and have the practical effect of reducing the number of affirmative votes required to achieve a majority for this Proposal No. 5 by reducing the total number of shares from which the majority is calculated.

Except as specifically supplemented by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement.

This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any further action unless you wish to change your vote. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote by following the instructions under the heading “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING – Can I change my vote?” of the Proxy Statement.